      As filed with the Securities and Exchange Commission on June 7, 2000
                                              Registration No. 333-_____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 LIGHTSPAN, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

                                ---------------

                 DELAWARE                                33-0585210
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

                            10140 CAMPUS POINT DRIVE
                               SAN DIEGO, CA 92121
                                 (858) 824-8000
                    (Address Of Principal Executive Offices)

                                ---------------

               ACADEMIC SYSTEMS CORPORATION 1992 STOCK OPTION PLAN
                           2000 EQUITY INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title Of The Plan(s))

                                ---------------

                                 John T. Kernan
                             Chief Executive Officer
                                 LIGHTSPAN, INC.
                            10140 Campus Point Drive
                               San Diego, CA 92121
                                 (858) 824-8000
            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)

                                ---------------

                                   Copies to:
                           Christopher J. Kearns, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (858) 550-6000

                                ---------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM           AMOUNT OF
 TITLE OF SECURITIES        AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING         REGISTRATION
   TO BE REGISTERED        REGISTERED (1)       PER SHARE (2)         PRICE (2)                   FEE
----------------------------------------------------------------------------------------------------------
     Common Stock
  (par value $.001)       5,482,063 shares          $6.00           $32,904,213.16              $8,687
==========================================================================================================

(1) This registration statement shall also cover any additional shares of Common Stock which shall become issuable under the Academic Systems Corporation 1992 Stock Option Plan (1992 Plan), the 2000 Equity Incentive Plan (2000 Plan) and the 2000 Employee Stock Purchase Plan (2000 ESP Plan) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, (the "Securities Act"). The price per share and the aggregate offering price are calculated on the basis of (a) the weighted average exercise price for shares subject to outstanding options granted under the 1992 Plan and the 2000 Plan and (b) the average of the high and low sales prices of Registrant's Common Stock on June 1, 2000, as reported on the NASDAQ National Market for the shares issuable under the Company's 2000 Plan and 2000 ESP Plan registered hereunder, as more fully described as follows:

        -----------------------------------------------------------------------------------------------------
                                                                             OFFERING
                                                              NUMBER OF      PRICE PER         AGGREGATE
                     TYPE OF SHARES                             SHARES         SHARE         OFFERING PRICE
        -----------------------------------------------------------------------------------------------------
        Common Stock issuable pursuant to outstanding           225,134        $1.65*          $371,471.10
        options under the Academic Systems Corporation
        1992 Equity Incentive Plan
        -----------------------------------------------------------------------------------------------------
        Common Stock issuable pursuant to outstanding         3,697,450        $5.24*       $19,374,638.00
        options under the 2000 Equity Incentive Plan
        -----------------------------------------------------------------------------------------------------
        Common Stock issuable under the 2000 Equity           1,059,479        $8.44         $8,939,354.06
        Incentive Plan
        -----------------------------------------------------------------------------------------------------
        Common Stock issuable under the 2000 Employee           500,000        $8.44         $4,218,750.00
        Stock Purchase Plan
        -----------------------------------------------------------------------------------------------------
          *weighted average exercise price

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by LIGHTSPAN, INC. (the "Company" or the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The prospectus contained in the Form S-1 Registration Statement (No. 333-90103) filed by Lightspan, Inc. with the Securities and Exchange Commission (the "Commission") on November 1, 1999 as amended through the date hereof (the "Form S-1").

        (b) The Company's latest annual report on Form 10-K, as amended, filed with the Commission on April 28, 2000, and amended on May 11, 2000.

        (c) The Company's definitive proxy materials filed with the Commission on May 22, 2000.

        (d) The description of the Company's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 14, 2000, under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

        Not Applicable


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        An investment fund created by Cooley Godward LLP, counsel for the Company, owns an aggregate of 35,000 shares of common stock of the Company.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended.

        The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its Directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the Director's duty to the Registrant or its stockholders when the Director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Registrant or its stockholders, for improper transactions between the Director and the Registrant and for improper distributions to stockholders and loans to Directors and officers. The provision also does not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

        The Registrant has entered into indemnity agreements with each of its Directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        At present, there is no pending litigation or proceeding involving a Director or an officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

        The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.



                                    EXHIBITS

  EXHIBIT
  NUMBER
  ------
    4.1*       Amended and Restated Certificate of Incorporation

    4.2*       Bylaws

    4.3*       Specimen Stock Certificate

    5.1        Opinion of Cooley Godward LLP

    23.1       Consent of Ernst & Young LLP, Independent Auditors

    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement

    24.1       Power of Attorney is contained on the signature pages

    99.1*      Academic Systems Corporation 1992 Stock Option Plan

    99.2* Forms of Incentive and Nonstatutory Stock Option Agreement under the Academic Systems Corporation 1992 Stock Option Plan.

    99.3*      2000 Equity Incentive Plan

    99.4*      Form of Stock Option Agreement pursuant to the 2000 Equity
               Incentive Plan

    99.5*      2000 Employee Stock Purchase Plan and related offering documents

----------------------

* Filed as an exhibit to Registration Statement on Form S-1 (No. 333-90103) originally filed on November 1, 1999 as amended through the date hereof, and incorporated herein by reference.

                                  UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 6, 2000.


                                          LIGHTSPAN, INC.


                                      By: /s/ JOHN T. KERNAN
                                          --------------------------------------
                                          John T. Kernan
                                          Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Kernan and Carl Zeiger, and both or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                    TITLE                            DATE
         /s/ JOHN T. KERNAN                       Chief Executive Officer and          June 6, 2000
------------------------------------              Chairman (Principal Executive
           JOHN T. KERNAN                         Officer)


         /s/ CARL ZEIGER                          President, Chief Operating           June 6, 2000
------------------------------------              Officer and Director
            CARL ZEIGER


      /s/ KATHLEEN R. MCELWEE                     Vice President of Finance and        June 6, 2000
------------------------------------              Chief Financial Officer
         KATHLEEN R. MCELWEE                      (Principal Financial and
                                                  Accounting Officer)


        /s/ JOHN H. BRANDON                       Executive Vice President,            June 6, 2000
------------------------------------              President of Academic Systems
          JOHN H. BRANDON                         and Director


        /s/ JAMES W. BREYER                       Director                             June 6, 2000
------------------------------------
          JAMES W. BREYER


         /s/ L. JOHN DOERR                        Director                             June 6, 2000
------------------------------------
           L. JOHN DOERR


      /s/ JEFFREY P. SANDERSON                    Director                             June 6, 2000
------------------------------------
        JEFFREY P. SANDERSON


       /s/ BRUCE W. RAVENEL                       Director                             June 6, 2000
------------------------------------
          BRUCE W. RAVENEL


        /s/ BARRY SCHIFFMAN                       Director                             June 6, 2000
------------------------------------
           BARRY SCHIFFMAN


         /s/ BARRIE USHER                         Director                             June 6, 2000
------------------------------------
            BARRIE USHER


         /s/ JOHN E. KOLE                         Director                             June 6, 2000
------------------------------------
            JOHN E. KOLE


         /s/ LEE MASTERS                          Director                             June 6, 2000
------------------------------------
            LEE MASTERS

                                  EXHIBIT INDEX



  EXHIBIT
  NUMBER                                      DESCRIPTION
    4.1*       Amended and Restated Certificate of Incorporation

    4.2*       Bylaws

    4.3*       Specimen Stock Certificate

    5.1        Opinion of Cooley Godward LLP

    23.1       Consent of Ernst & Young LLP, Independent Auditors

    23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement

    24.1       Power of Attorney is contained on the signature pages

    99.1*      Academic Systems Corporation 1992 Stock Option Plan

    99.2* Forms of Incentive and Nonstatutory Stock Option Agreement under the Academic Systems Corporation 1992 Stock Option Plan.

    99.3*      2000 Equity Incentive Plan

    99.4*      Form of Stock Option Agreement pursuant to the 2000 Equity
               Incentive Plan

    99.5*      2000 Employee Stock Purchase Plan and related offering documents

----------------------

* Filed as an exhibit to Registration Statement on Form S-1 (No. 333-90103) originally filed on November 1, 1999 as amended through the date hereof, and incorporated herein by reference.